UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADEPT TECHNOLOGY, INC.

5960 Inglewood Drive

Pleasanton, California 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 20, 2013

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Adept Technology, Inc., a Delaware corporation, to be held on Wednesday, November 20, 2013 at 8:00 a.m. local time at Adept’s principal executive offices located at 5960 Inglewood Drive, Pleasanton, California 94588, for the following purposes:

1. To elect six directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. To consider advisory approval of the compensation of the Company’s named executive officers;

3. To conduct an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers;

4. To ratify the selection of Armanino LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2014; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 27, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

Rob Cain President, Chief Executive Officer and Assistant Secretary

Pleasanton, California

October 8, 2013

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a Delaware corporation, which is referred to in this proxy statement as Adept or the Company, for use at the Annual Meeting of stockholders to be held Wednesday, November 20, 2013 at 8:00 a.m. local time, or at any adjournment or postponement of the Annual Meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Adept’s principal executive offices located at 5960 Inglewood Drive, Pleasanton, California 94588.

When proxies are properly voted, whether as instructed in the Notice of Internet Availability of Proxy Materials or by dating, executing and returning a paper proxy, the shares they represent will be voted at the Annual Meeting according to the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•

FOR the election of the six nominees for directors named in this proxy statement to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified (Proposal One);

•	FOR the advisory approval of the compensation of our named executive officers (Proposal Two);

•	FOR holding the advisory vote on the compensation of Adept’s named executive officers every ONE year (Proposal Three);

•	to ratify the selection of Armanino LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2014; and

•

at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Internet Availability of Proxy Materials and Annual Report

These proxy solicitation materials are available at www.proxyvote.com on or about October 8, 2013 to all stockholders entitled to vote at the Annual Meeting. A copy of Adept’s Annual Report on Form 10-K will be made available at www.proxyvote.com concurrently with these proxy solicitation materials.

Pursuant to the rules adopted by the Securities and Exchange Commission, which we refer to as the SEC, Adept is required to provide access to our proxy materials via the Internet to a website. Accordingly, Adept is furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. Adept believes that this process should expedite stockholders’ receipt of proxy materials, lower the costs incurred by Adept for the Annual Meeting and help to conserve natural resources. On or about October 8, 2013, Adept mailed to each stockholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials,” that contains instructions on how to access and review the proxy materials, including this proxy statement and Adept’s Annual Report on Form 10-K, on a website referred to in such notice and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and how to instruct us to send future proxy materials to stockholders electronically by email. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request. If you receive a Notice of Internet Availability of Proxy Materials by mail, you should not expect to receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of Adept’s proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Record Date and Shares Outstanding

Stockholders of record at the close of business on September 27, 2013, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 10,945,772 shares of Adept’s common stock, $0.001 par value, and 8,000 shares of Series A Convertible Preferred Stock, $0.001 par value (referred to in this proxy statement as the preferred stock), were issued and outstanding.

Revocability of Proxies

Whether the proxy is submitted via the Internet, by telephone or by mail, any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date (including a telephone or Internet vote) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

Voting and Quorum; Vote Required

Each holder of common stock is entitled to one vote for each share of common stock held by that stockholder on the Record Date. Each holder of preferred stock is entitled to one vote for each share of common stock into which the preferred stock held by such holder would be convertible as of the Record Date. As of the record date, the 8,000 shares of preferred stock outstanding was convertible based upon the initial price of $1,000 per share at the conversion rate of $4.60 for an aggregate of 1,739,130 shares of common stock and thus an equivalent number of votes.

Stockholders of record have three options for submitting their vote prior to the Annual Meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the proxy card which can be obtained as described in the Notice of Internet Availability of Proxy Materials or (iii) complete, sign, date and mail in a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted—whether via the Internet, by telephone or by mail—will be superseded by the vote that is cast in person at the Annual Meeting. Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. That is, if there were more than the six nominees currently proposed for election to the Board, which we do not expect, the six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them would be elected directors. Stockholders will not be allowed to cumulate their votes in the election of directors.

For the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory “say-on-pay” votes is non-binding on the Board. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on “say-on-pay” that has been selected by our stockholders. However, because this vote is advisory and not binding, the Board may in the future decide to conduct advisory votes on a more or less frequent basis. Each other item to be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the Record Date must be present or represented by proxy to transact business at the Annual Meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Abstentions will be counted as present for purposes of determining the presence or absence of a quorum. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors (Proposal One) and the advisory vote on the frequency of the advisory vote on the compensation of NEOs (Proposal Three), because directors are elected by plurality and the frequency receiving the highest number of votes will be the frequency approved by the stockholders on an advisory basis.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter. If you are a beneficial holder and do not provide specific voting instructions to your broker, the firm that holds your shares will not be authorized to vote on non-routine matters, including the election of directors and the advisory votes on the compensation of the Company’s named executive officers and the frequency of the advisory vote on such compensation. The proposal regarding the advisory vote on the compensation of NEOs (Proposal Two) and the proposal to ratify Armanino LLP as our independent auditors (Proposal Four) must be approved by a majority of the shares that are present in person or by proxy and entitled to vote on the matter. As a result, broker non-votes generally have no effect, and abstentions, which are treated as shares present or represented and voting, will count as a vote against Proposal Two and Proposal Four.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of Armanino LLP as our independent registered public accounting firm for the current fiscal year should be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal One), FOR the advisory approval of the compensation of Adept’s named executive officers (Proposal Two), FOR holding the advisory vote on the compensation of Adept’s named executive officers every ONE year (Proposal Three), and FOR the ratification of the selection of Armanino LLP as Adept’s independent auditors for the fiscal year ending June 30, 2014 (Proposal Four).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept, which is making this solicitation on our own behalf. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of our directors and officer employees, without additional compensation, personally or by telephone or facsimile.

Stockholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding,” which has been approved by the SEC, for certain beneficial owners of our common stock. In accordance with this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of the annual report and proxy statement, to certain stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Stockholders who participate in householding will continue to be able to execute separate proxies.

If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials or, if applicable, additional copies of our annual report and proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Corporate Secretary in writing at 5960 Inglewood Drive, Pleasanton, California 94588, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the annual report and proxy statement to you promptly upon receipt of your request. You may also contact us at the address and phone number above if you received multiple copies of the Notice of Internet Availability of Proxy Materials or, if applicable, Annual Meeting materials and would prefer to receive a single copy in the future.

Copies of our Annual Report on Form 10-K

In addition to being available at www.proxyvote.com, copies of our Annual Report on Form 10-K are also available free of charge both on our website at www.adept.com and by request. You may request our Annual Report on Form 10-K by calling Adept Technology at (925) 245-3400, emailing us at investor.relations@adept.com or writing to us at Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588, Attention: Investor Relations.

Stockholder Proposals and Nominations

For business to be conducted or nominations to be considered at the Annual Meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit a proposal to Adept that qualifies to be properly brought before the Annual Meeting of stockholders to be held in 2014 must (i) be a stockholder of record at the time the proposal is submitted, (ii) be entitled to vote at the Annual Meeting and is a stockholder at the time of the meeting, (iii) submit such proposal in writing to the secretary of Adept with timely notice, no later than the close of business on June 6, 2014 (the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting), and (iv) must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in Adept’s proxy statement or proxy.

Under Adept’s bylaws, a proposal or nomination that the stockholder seeks to bring before the Annual Meeting of stockholders must be submitted in writing to the Corporate Secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 22, 2014 (the 90th day prior to the first anniversary of the preceding year’s Annual Meeting) nor earlier than the close of business on July 23, 2014 (the 120th day prior to the first anniversary of the preceding year’s Annual Meeting). If the date of the

Annual Meeting of stockholders changes by more than 30 days from the date of the anniversary of the prior year’s Annual Meeting, stockholder nominations and proposals must be received no earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than one hundred (100) days prior to the date of such annual meeting, by the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. If the Board of Directors increases the number of directors to be elected to the Board of Directors and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

Nominations and proposals must include certain information concerning the nominee or the business proposed, as applicable, the text of any proposal (including the text of any proposed resolutions or bylaw amendments), certain representations of the proponent, as well as the proponent stockholder’s ownership of Adept common stock, including, among other information as required in Adept’s Bylaws, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, or as such rules may be amended or superseded. Nominations and proposals not meeting these requirements will not be entertained at the Annual Meeting unless and until applicable law would require otherwise. For the nomination of directors, this includes, in addition to the information described above, other information regarding compensation, voting and other economic arrangements relevant to the equity ownership of such stockholder and beneficial owner and their respective affiliates or associates or others acting in concert therewith, and other arrangements or relationships with a proposed director nominee (including all information that would be required by Rule 404 promulgated under Regulation S-k), and consent thereof, as detailed in Section 2.11 of the Adept Bylaws. As to any other business that the stockholder proposes to bring before the meeting, the proposal must include a brief description, the reasons for, any material interest in and arrangements relevant to, and include the text of, the business and proposal desired to be brought before the meeting.

As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the following information also must be provided: (i) the name and address of such stockholder and of such beneficial owner and of their respective affiliates or associates or others acting in concert, (ii) the common stock owned beneficially and of record by such stockholder and such beneficial owner and their respective affiliates or associates or others acting in concert, (iii) any security or similar right, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any transaction designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company (any of the foregoing, referred to as a Derivative Instrument), directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (iv) any arrangement pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (v) any arrangement, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company incurred by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or is a “short interest”, (vi) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (vii) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner, (viii) any performance-related fees based on any increase or decrease in the value of shares of the Company or Derivative

Instruments, (ix) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, (x) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company, (xi) certain representations regarding entitlement to vote and group participation and (xiii) any other required to be disclosed in a proxy statement or other filings required in a contested election pursuant to Section 14 of the Exchange Act. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Pursuant to a Letter Agreement with Hale Capital and an agreement with Special Situations Fund, each of Hale Capital and Special Situations Fund may designate an individual to be a nominee for election to the Company’s Board of Directors without complying with the foregoing dates and requirements. See “Director Designations.”

PROPOSAL ONE: ELECTION OF DIRECTORS

Information about our Board of Directors

Our Board currently consists of six members. Each of the following members of the Board has been nominated for reelection at the Annual Meeting or, in the case of Mr. Cain, nominated for election following his appointment to the Board by the existing directors. Members of the Board are elected to serve for a one-year term, until the next Annual Meeting of stockholders or until a successor has been elected and qualified.

Listed below are the nominees:

Name of Nominee	Age	Current Position(s) with Adept	Director Since
Benjamin A. Burditt	55	Director	2011
Rob Cain	49	Director; President and Chief Executive Officer	2013
Martin M. Hale, Jr.	41	Director	2012
A. Richard Juelis	65	Director	2005
Michael P. Kelly	65	Chairman of the Board	1997
Herbert J. Martin	72	Director	2006

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s six nominees named above and for any additional nominees named by the Board as discussed in this paragraph. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director.

Business Experience of Nominees

Biographical information for our Directors is set forth below, together with the specific qualifications, skills and experiences leading the Nominating and Corporate Governance Committee and the Board to conclude that they should serve as directors of the Company.

Benjamin A. Burditt has served as a director of Adept since August 2011. Since January 2011, he has served as a Managing Partner of Princeton Strategic Advisors LLC, a management consulting firm. From 2004 to December 2010, Mr. Burditt served as Partner for Special Situations Fund, where he invested in microcap stocks across several industry sectors including technology and health care. Previously, he co-founded Scripps Ventures LLC and served as its Senior Vice President, where he invested in early stage companies and served on the boards of several portfolio companies. Prior to this, Mr. Burditt served as a Senior Vice President of United Media, where he oversaw a comprehensive restructuring of the organization. Previously Mr. Burditt served as a Senior Engagement Manager at McKinsey & Company, Inc. where he worked with senior management teams of large multinational companies on strategic, operational and organizational issues. Prior to this, Mr. Burditt was an Associate at Prudential-Bache Securities. Since 2010 he has served on the board of Pardee Resources Company, a natural resources management company. Mr. Burditt holds a B.A. from Middlebury College and an M.B.A. from Yale University.

Mr. Burditt was initially designated as a director nominee when first elected to the Board by Special Situations Fund, pursuant to its rights under the purchase agreement related to Adept’s 2003 common stock financing as discussed under the heading “Director Designations” below and has indicated to Adept that he has no arrangement with Special Situations Fund with respect to his service on Adept’s Board. Mr. Burditt’s qualifications to serve on Adept’s Board include his 30 years’ experience in strategic, operational and organizational management and his expertise in the capital markets and strategic investing, which diversifies the knowledge base of Adept’s Board.

Rob Cain was appointed President and Chief Executive Officer in February 2013 and a director of Adept in August 2013. Prior to his appointment by Adept, Mr. Cain provided certain consulting services to Adept as an operating partner of Hale Capital and also served as Chief Operating Officer of Telanetix Inc., a provider of video conferencing solutions, from January 2011 to February 2013. From 2006 to 2010, Mr. Cain served as the Senior Vice President of Operations for Avure Technologies, a provider of high pressure technology to industrial and consumer products industries. From 2004 to 2005, Mr. Cain managed operations for ECCO Corporation, the world’s largest supplier of emergency warning products for commercial vehicles. From 1995 to 2004, Mr. Cain held various positions with SCP Global Technologies, a manufacturer of batch immersion tools, including VP of Engineering and later President of the European Division. He has lived abroad in China, Germany, and Sweden and has managed businesses spanning over 30 countries. Mr. Cain is also the author of “A Path To Peak Performance”, a field manual for improving the performance of companies and teams. He holds an M.B.A. from City University in Bellevue, Washington.

Mr. Cain’s extensive experience in leadership roles and in-depth knowledge of the operations of the Company as its chief executive are considered to be important to informed decision-making at the Board level. In addition, his long-term involvement with the high tech and capital equipment industries provides him with extensive technical and market knowledge relevant to serving our customer base.

Martin M. Hale, Jr. has served as a director since September 2012. Since 2007, he has served as founder, Chief Executive Officer of Hale Capital Partners, L.P., an investment firm that applies a private equity skill set and focus to investing in small and micro-cap public companies. He has 17 years of experience in venture capital and private equity helping public and private companies grow as a board member and investor. Before joining Hale Capital Investors, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures d/b/a FirstMark Capital, which he joined in 1997. He served as a member of its Investment and Operating Committees from 2002 to 2007. Prior to joining Pequot Ventures, Mr. Hale was an associate with Geocapital Partners, an early stage venture capital firm. Prior to joining Geocapital Partners, Mr. Hale was an analyst in information technology M&A at Broadview International. Mr. Hale also currently serves as a board member of FalconStor Software, Inc. and Midway Gold Corporation, an emerging gold producer. Within the past five years, Mr. Hale has also served on the board of directors of Telanetix, Inc. prior to its sale to Intermedia in 2013 and of Paradigm Holdings Inc. prior to its sale to CACI. Other historical board roles have included Flarion Corporation (sold to Qualcomm), Celiant Corporation (sold to Andrew Corporation), Analex Corporation (sold to QinetiQ UK), Vallent Corporation (sold to IBM Corporation) and Aurora Flight Sciences. He also has extensive board committee experience including compensation, audit, and governance. Mr. Hale graduated from Yale University with a B.A. cum laude with distinction.

Mr. Hale was designated as a director nominee by Hale Capital pursuant to its rights under the Side Letter agreement related to Adept’s 2012 preferred stock financing as discussed under the heading “Director Designations” below”.

Mr. Hale’s Board qualifications include extensive experience helping small public companies grow to become larger and more successful. Such experience is believed to be helpful to expand the Company’s leadership with a focus on Adept’s direction for growth.

A. Richard Juelis has served as a director of Adept since November 2005. From December 2008 to March 2013, he was a Partner at Tatum LLC, a financial and executive services consulting firm and a division of Randstad Holding NV. From September 2007 to November 2008, Mr. Juelis was a technology industry consultant. From June 2005 through August 2007, he served as Chief Financial Officer of World Heart Corporation, a publicly-traded medical device company. Prior to this, he served as Chief Financial Officer for three publicly-traded biotechnology companies, and held both domestic and international finance and general management positions with two major pharmaceutical companies. From June 2007 to June 2008, Mr. Juelis served on the board of directors of BioNovo, Inc., a drug discovery company and is currently on the Finance

Committee of El Camino Hospital, a leading non-profit hospital system in Silicon Valley. He holds a B.S. in Chemistry from Fordham University, an M.B.A. from Columbia University and is a Certified Management Accountant (CMA).

Mr. Juelis’ qualifications to serve on Adept’s Board include his experience as a Chief Financial Officer and as a CFO consultant for other publicly-traded companies, where he gained significant experience in business development, financing transactions, public reporting, accounting, benefits/compensation, operations and administration. He has international general management experience and his management background with other public technology companies gives him an understanding of the market and business challenges that Adept experiences.

Michael P. Kelly has served as a director of Adept since April 1997 and has served as Chairman of the Board since November 2008. From October 2003 to January 2006 and again from September 2008 to November 2008, he served as Lead Independent Director of the Board of Directors. Since October 2005, Mr. Kelly has served as Chief Executive Officer of Kinsale Associates, Inc., a merchant bank. From July 2005 to October 2005, Mr. Kelly served as Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. Prior to that, from 1994 to 2005, Mr. Kelly was Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Inc. From September 2005 until its acquisition in June 2011, Mr. Kelly also served as a director of Epicor Software Corporation, a provider of enterprise business software solutions. He currently serves on the boards of two private companies. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Mr. Kelly’s qualifications to serve on Adept’s Board include his experience as an investment banker specializing in technology industries, which provides the Board and the Company with unique and relevant expertise in areas including capital markets, mergers and acquisitions, and financing.

Herbert J. Martin has served as a director of Adept since May 2006. Since November 2012, Mr. Martin has served as a managing member of Filtration Partners LLC, a privately held provider of filtration solutions. From November 2008 to November 2012, Mr. Martin served as chief executive officer of Ibex Technology Group, a privately-held IT analytics company. From March 2006 to November 2008, he served as Chief Executive Officer and Director of D-Wave Systems, a private firm engaged in the development of quantum computing systems. From September 2003 to February 2006, Mr. Martin was a management consultant to the technology industry. From October 2000 to September 2003 he served as Chief Executive Officer of Salira Optical Network Systems, a supplier of broadband access systems. Mr. Martin holds a B.S. in Electronic Engineering from Liverpool College of Technology and an M.B.A. from Santa Clara University.

Mr. Martin’s qualifications to serve on Adept’s Board include his 30 years’ experience as an executive managing technology companies, with particular emphasis on global channel and business development.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects the officers of the Company, including the Chief Executive Officer (CEO) and the Chairman, and each of these positions may be held by the same person or may be held by different persons. Both independent and management directors, including the CEO, are eligible for appointment as Chairman of the Board. Currently, the functions of Chairman of the Board and CEO are separated, but the Board may determine the appropriate structure for the Chairman role as separate or combined with the CEO role in the context of the Company’s circumstances at the time of determination. The Board believes that the current structure is the most appropriate to manage the affairs of the Company at this time. Among the duties of the Chairman is the management of the Board, including setting the agenda for Board meetings with the input of management, chairing such meetings and acting as a liaison for effective communication among Board committees and the Board and between senior management of the Company and the Board. The CEO manages the Company and is accountable for corporate performance and a separate Chairman allows him to focus on that responsibility. Mr. Kelly, our current Chairman, has served as a director of Adept since 1997. He has served as Chairman since November 2008 and also served as Lead Director from October 2003 to January 2006 and from September 2008 to November 2008. Mr. Kelly’s knowledge of the Company’s history, development and operations makes him well suited to the position of Chairman to manage the Board affairs and liaise with senior management. He provides a thorough knowledge of the operations and challenges of the Company and its industry.

Board Role in Risk Oversight

The Board, directly and through its committees for specific functional areas, is actively involved in the oversight of risks that could affect the Company. While the Board has ultimate oversight responsibility for the risk management process, its oversight is conducted through the committees of the Board where relevant to a committee’s specific duties with regular reporting to the full Board. The Audit Committee is specifically responsible for overseeing the management of risks generally and in particular relating to the Company’s audit, financial and compliance matters, while the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and practices and related human resources matters. The Nominating and Corporate Governance Committee manages matters associated with the independence of the members of the Board and potential conflicts of interest. While the Board and its committees oversee risk management strategy, management is responsible for assessing, implementing and supervising day-to-day risk management processes. Management and the Board, or appropriate committees, have developed a list of major risks to prioritize and actively monitor throughout the fiscal year with management regularly reporting as to its risk management activities. This reporting includes the presentation to the Board of management’s assessment of the most important risks that could impact the Company’s ability to achieve its objectives and execute its strategies, and actions taken to manage those risks. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Director Independence

With the exception of Mr. Cain, Adept’s President and Chief Executive Officer, and Mr. Martin Hale during a portion of fiscal 2013 as discussed below, the Board has determined that all of Adept’s directors serving during any part of fiscal 2013, which together are more than a majority of the Board, constitute “independent directors” within the meaning of the corporate governance listing standards of NASDAQ. The Board has also reviewed Mr. Hale’s membership on the Board in light of his firm’s ownership of Adept’s preferred stock and has determined that Mr. Hale qualifies as an “independent director” within such corporate governance listing standards but does not qualify for service on Adept’s Audit Committee pursuant to the requirements of the Securities Exchange Act of 1934. In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, as applicable, and the corporate governance listing standards of NASDAQ. In making these determinations, the Board considers all relevant facts and circumstances relating to each director, his current and prior employment and other relationships as set forth in the NASDAQ listing standards.

In connection with the determination of independence of Mr. Burditt, Adept considered the director-designee relationship discussed further below for Mr. Burditt, as well as his lack of financial or business relationship with such designating stockholder.

In connection with the determination of independence of Mr. Hale, Adept considered the director designee relationship of Mr. Hale with Hale Capital, of which he is founder, the preferred stock ownership of Hale Capital and the terms of a letter agreement with Hale Capital under which Adept deferred the registration of shares of common stock issuable to Hale Capital and agreed to waive its right to exercise certain mandatory conversion and redemption rights for an equivalent period, the amounts paid to Hale Capital during fiscal 2012 for certain consulting services performed by Hale Capital’s then operating partner, Mr. Cain, which were less than $100,000, and Hale Capital’s relationship with Mr. Cain as an operating partner of Hale Capital in fiscal 2013 (which ceased in early fiscal 2014) and as a Board member of Telanetix, for which Hale Capital had material equity ownership and Mr. Cain served as COO until February 2013. Messrs. Cain and Hale no longer have a business relationship through Hale Capital and Telanetix was sold to Intermedia, terminating Hale Capital and Mr. Hale’s relationship with Mr. Cain in Telanetix. Adept has also been informed that Mr. Cain is no longer an operating partner of Hale Capital, is not compensated by Hale Capital and there is no continuing arrangement between Mr. Cain and Hale Capital.

When appointed to serve on certain Board Committees in fiscal 2013, the Board determined that Mr. Hale’s membership on Adept’s standing committees, other than the audit committee, in compliance with the Company’s obligation pursuant to the terms of its preferred stock financing as further discussed below under the heading “Director Designations” to permit Hale Capital to designate a nominee for election by Adept stockholders to serve on its Board of Directors and as a member of each committee on which he could serve pursuant to applicable law and NASDAQ listing standards, to be required by the best interest of Adept and its stockholders. As a result, Mr. Hale was elected as of February 1, 2013 to serve on Adept compensation committee and nominating and corporate governance committee pursuant to the “exceptional and limited circumstances” exception from the independence requirements available for NASDAQ companies. As Mr. Hale has been determined to be independent by the Board applying NASDAQ criteria for such determination following confirmation of the aggregate amount of consulting fees paid to Hale Capital and termination of certain relationship between Mr. Cain and Hale Capital at the beginning of fiscal 2014, Adept need not rely on such Nasdaq exception for Mr. Hale’s service on such committees at this time.

Board Meetings

The Board of Directors of Adept held 13 meetings during Adept’s fiscal year ended June 30, 2013, referred to in this proxy statement as fiscal 2013, in addition to taking actions by unanimous written consent. Each director serving during fiscal 2013 attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served, reflecting the fact that Mr. Hale joined the board in September 2012, Mr. Cain did not serve on the Board during fiscal year 2013, and Mr. Dulchinos resigned in February 2013.

Consistent with Adept’s Corporate Governance Guidelines, Adept’s independent directors meet at regularly scheduled and special executive sessions without management.

Director Attendance at Stockholder Meetings

Adept’s Corporate Governance Guidelines strongly encourage directors to attend its annual meetings of stockholders and any special meetings of stockholders. Each of the directors serving during fiscal 2013 attended the 2012 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be accessed on Adept’s website at www.adept.com. Additionally, from time to time, the Board may appoint a special committee of independent directors for the purposes of such matters as evaluating merger and acquisition related opportunities, litigation or other non-routine items and currently includes a Strategy and Acquisition Committee.

The following table sets forth the three standing committees identified below, the members of each committee during fiscal 2013 and as of the date of this proxy statement, and the number of meetings held by each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Benjamin A. Burditt	Member

Martin M. Hale, Jr.*		Member (commencing February 2013)	Member (commencing February 2013)

A. Richard Juelis	Chair	Member	Member

Michael P. Kelly			Chair

Herbert J. Martin	Member	Chair	Member

Robert J. Richardson**		Member (until May 2013)

Meetings held in fiscal 2013	10	11	4

*	Mr. Hale joined the Compensation and Nominating and Corporate Governance Committees effective February 1, 2013.
**	Mr. Richardson passed away in May 2013.

In August 2013, the Board made certain changes to the Board Committee composition for fiscal 2014, which is as set forth below as of the date of this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Benjamin A. Burditt	Member	Member

Martin M. Hale, Jr.		Member	Member

A. Richard Juelis	Member	Chair	Member

Michael P. Kelly	Chair		Member

Herbert J. Martin		Member	Chair

Audit Committee. The Audit Committee is responsible for representing and assisting the Board of Directors in fulfilling its oversight responsibilities with review and oversight of (i) the quality and integrity of Adept’s financial statements and other SEC filings, (ii) the effectiveness of Adept’s system of internal controls, and auditing, accounting and financial reporting processes, (iii) the appointment and oversight of Adept’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (iv) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, (v) compliance with legal and ethical requirements associated with accounting and audit matters, corporate securities trading, investor communications, and (vi) risk assessment and risk management. Each of the members of the Audit Committee is “independent” as defined in the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met ten times during fiscal 2013 and was comprised of three independent directors, including Messrs. Juelis (Chairman), Burditt and Martin. The Board has determined that each of Mr. Kelly (current Chairman), Mr. Burditt and Mr. Juelis is an “audit committee financial expert” as defined by rules promulgated by the SEC.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Adept, administering executive incentive compensation program and employee compensation and benefit plans, and overseeing risks potentially arising from the Company’s compensation policies and practices and related human resources matters. The Compensation Committee met eleven times during fiscal 2013 and was comprised of three non-employee directors, including Messrs. Martin (Chairman), Mr. Richardson and Mr. Juelis until February 2013 when Mr. Hale joined the Committee. In May 2013 Mr. Richardson no longer served, returning the Committee to three directors. With the exception of Mr. Hale solely during the period from February 1, 2013 to June 30, 2013, each of the members of the Compensation Committee during fiscal 2013 is “independent,” as defined by the listing standards of NASDAQ, and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. Under the terms of its charter, the Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers (and, with the independent directors, the CEO), administering our executive incentive compensation program, and reviewing, approving and administering all other employee compensation and benefit programs, including our equity compensation plans. The Compensation Committee has direct authority and responsibility to oversee Adept’s overall compensation structure, policies and programs and to assess whether our compensation structure establishes appropriate incentives for management and employees. Additionally, the Compensation Committee makes recommendations to the Board concerning compensation for our non-employee directors.

In fulfilling its role, the Compensation Committee meets to review and approve corporate goals and objectives relevant to the compensation of our CEO (with the independent directors on the Board) and other Named Executive Officers, referred to in this proxy statement as NEOs, participate in and consider the conclusions of the non-employee directors’ evaluation of the performance of our CEO made by the Board as well as our other NEOs in light of these goals and objectives, and determine and approve compensation annually both for our CEO and the other NEOs based on these evaluations. The CEO makes recommendations with respect to compensation for other officers and employees, but does not have a role in setting his own compensation.

The Compensation Committee reviews and determines the compensation of our CEO (with the other independent directors or as directed by the Board) and our other NEOs, based, in part, on its evaluation of a variety of criteria such as comparable and market compensation data from peer companies, executive performance and potential, and other information determined by the Compensation Committee to be important, including competitive market data provided by the Compensation Committee’s independent compensation consultant engaged for Fiscal 2014, Compensation Strategies, Inc. Data used for peer company analysis has historically included data assembled by the Compensation Committee’s former consultant Radford, an AON Hewitt Company, and includes salary and compensation information and equity ownership of executive officers for a group of similarly situated technology companies determined to be peers for the purposes of evaluating executive compensation. The Compensation Committee also considers the recommendations of the CEO when determining annual base and incentive compensation for our other NEOs. On at least an annual basis, the Compensation Committee or Board also considers the approval of stock option or other equity or cash incentive or performance awards for all our NEOs as well as other key employees. In addition, the Compensation Committee reviews and generally recommends to the Board of Directors employment agreements and severance arrangements for our NEOs.

Periodically, the Compensation Committee reviews the compensation of directors for service on Adept’s Board and its committees and recommends changes to the Board. This review has been based, in part, on the evaluation of compensation data for directors of a group of technology companies in California determined to be peers for the purposes of comparing compensation practices in a fiscal 2012 presentation by Radford. With the rest of the Board of Directors, the Compensation Committee reviewed and reduced director compensation in the first quarter of fiscal 2013. The Committee also performs self-evaluations and assesses the adequacy of the Committee’s charter and recommends modifications or amendments to the Board.

The Compensation Committee has the authority to retain outside counsel, experts and other advisors and to obtain other data or resources as it determines appropriate. During fiscal 2012, the Compensation Committee retained Radford, an AON Hewitt Company, to provide information about peer practices and design of potential programs for the compensation of Adept’s executives and sales team. Radford presented the recommendation and information reports directly to the Committee and to Adept’s Human Resource staff and provided strategic guidance on program design, market data for our executive positions and current trends within the technology sector. Radford does not provide any other consulting services to Adept outside of its compensation consulting services to the Committee. Independent of its consulting services, we subscribe to and participate in Radford’s technology benchmarking surveys and in fiscal 2012, we utilized Radford’s parent company, AON Hewitt, as an insurance broker for employee healthcare coverage. We relied on the same data from fiscal 2012 when making our compensation decisions for fiscal 2013. During fiscal 2014, the Compensation Committee retained Compensation Strategies, Inc. as its independent compensation consultant, which provides recommendation and information reports to the Committee and to Adept’s Human Resources staff and management team to provide guidance on program designation with market data for our executive and other senior positions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept’s Board, its committees and the continued service of its directors, including independence of the directors, (iii) reviews any related party transactions, (iv) evaluates stockholder nominees recommended by stockholders and (v) develops and reviews the company’s corporate governance and policies and code of business conduct. The Nominating and Corporate Governance Committee met four times during fiscal 2013 and had been comprised of three non-employee directors, including Messrs. Kelly (Chairman), Juelis and Martin, until February 2013 when Mr. Hale joined the Committee. With the exception of Mr. Hale solely during the period from February 1 to June 30, 2013, each committee member has been determined to be “independent” as defined by the listing standards of NASDAQ.

Special Committees. From time to time the Board may form and appoint members to special committees with responsibility to address topics designated at the time of such committee formation.

Identification and Evaluation of Director Nominees

In addition to the director nominee designation rights of Special Situations Fund and Hale Capital, the Nominating and Corporate Governance Committee employs a variety of methods to identify and evaluate director nominees. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise or expansion of the Board is determined to be appropriate, the Nominating and Corporate Governance Committee considers individuals for potential candidacy as a director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview process, the Nominating and Corporate Governance

Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Adept’s Bylaws relating to stockholder nominations and applicable law. A stockholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the supporting material required by Adept’s Bylaws and described under “Stockholder Proposals and Nominations” above, and any other material the stockholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board and the need for particular expertise; all with reference to issues of business and industry experience, judgment, industry-specific skills, independence, and other relevant characteristics, within the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Consistent with its Corporate Governance Guidelines, the Board considers diversity of business experience and skills, in addition to the other items listed above, in identifying Director nominees. In addition, at least a majority of directors on the Board must be “independent directors” as defined in the NASDAQ listing standards and as determined by the Board.

Director Designations

In connection with the preferred stock financing by Adept in September 2012, Adept agreed that Hale Capital could designate one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors and to serve on committees of the Board of Directors where and so long as such designee may serve in compliance with law and applicable listing standard, provided, Hale Capital and its affiliated investors collectively beneficially own at least five percent of Adept’s outstanding common stock assuming conversion of all preferred stock. The Certificate of Designations also provides that if Adept is not able to make certain required cash payments upon a preferred stock redemption for more than a six month period, then the preferred stockholders may designate and elect an additional director, and if such cash payment inability continues for a 12 month period, the preferred stockholders could elect a majority of the Board. These provisions are not currently applicable. Hale Capital designated Mr. Martin Hale, Jr. to serve as a member of Adept’s Board of Directors upon the completion of the preferred stock financing in September 2012. Mr. Hale serves as Hale Capital’s designee as its CEO.

In connection with a common stock financing by Adept in 2003, Adept agreed that Special Situations Fund III, L.P., referred to in this proxy statement as SSF or Special Situations Fund, could designate one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates, as long as SSF and its affiliated investors collectively beneficially own at least five percent of Adept’s outstanding common stock.

In August 2011, SSF designated Benjamin A. Burditt to serve as a member of Adept’s Board of Directors pursuant to its rights in the 2003 equity financing; Mr. Burditt joined the Board in August 2011. Mr. Burditt has indicated that he is not compensated by SSF, nor is there any arrangement or understanding with SSF pursuant to which he has agreed to serve on the Board.

Contacting the Board of Directors

Stockholders interested in generally communicating directly with the Board, the Chairman of the Board of Directors, or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Corporate Secretary, or to the Office of the Chairman of the Audit Committee, Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Information regarding communications with the Audit Committee of the Board of Directors regarding accounting, internal accounting controls and auditing matters or other matters is posted under the heading “Contact the Board” and “Whistleblower Procedures” under “Corporate Governance” on the investor relations page of Adept’s website at www.adept.com. Inquiries and other communications may be submitted anonymously and confidentially.

The Audit Committee will review all such correspondence addressed to the Audit Committee and forward it to the Chairman of the Board, Chairman of the Nominating and Corporate Governance Committee, members of the Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies. Where the matter is addressed by the Company’s Whistleblower Procedures and in certain other cases, the Audit Committee will determine whether a formal inquiry or investigation is warranted and the nature and scope of any investigation. In making this determination, the Audit Committee may receive and consider the recommendations of Adept’s counsel or other counsel and other members of management, as deemed appropriate.

The Chairman of the Audit Committee has the authority, in the Chairman’s discretion, to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be of a commercial or frivolous nature, unduly hostile, threatening, illegal, or not reasonably related to Adept or its business. In some cases, Adept’s counsel may determine that communications be forwarded elsewhere in the company for review and possible response.

The foregoing procedures do not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 (discussed under “Stockholder Proposals and Nominations” above) and communications made in connection with such proposals, which shall be handled in a manner consistent with Adept’s Bylaws and applicable law or (ii) service of process or any other notice in a legal proceeding.

CORPORATE GOVERNANCE

Adept’s common stock is listed under the symbol “ADEP” on the NASDAQ Capital Market, which is referred to in this proxy statement as NASDAQ.

Adept and our Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Adept’s corporate governance practices. Many of our corporate governance documents are posted on the investor relations page of our website at www.adept.com. Printed copies of these documents are also available without charge to stockholders upon written request directed to Office of the Corporate Secretary, Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection of new directors, Board leadership, Board compensation, responsibilities of directors regarding attendance, continuing education of directors, access to senior management and outside advisors, meeting procedures, committee matters and CEO evaluation. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines annually, and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept has adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including without limitation, our Chief Executive Officer and principal financial officer. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, certain internal controls and reporting, compliance with securities and other laws, confidentiality of information, insider trading, and competition and fair dealing and contains compliance standards and procedures, including particular compliance requirements for operations constituting a government contractor. Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Nominating and Corporate Governance Committee. Adept will post on its website under the Investor Relations section of www.adept.com amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC and NASDAQ rules.

COMPENSATION OF DIRECTORS

Director Compensation

During fiscal 2013, each non-employee member of our Board of Directors was eligible to receive the following cash and equity compensation, which was revised by action of the Board taken on November 9, 2012:

Annual Cash Compensation

First Quarter Fiscal 2013/ Rest of Fiscal Year
Annual retainer for Directors	$30,000/$18,000
Additional annual retainer for Chairman of the Board	$15,000/$12,000
Annual retainer for Committee Chairs:
Audit Committee	$12,500/$6,000
Compensation Committee	$8,000/$6,000
Nominating and Corporate Governance Committee	$4,000/$4,000 (if also serving as Chairman of the Board, Chairman receives only member fee)
Special Committees	$8,000/$6,000* (if not also serving as Chairman of the Board as Chairman waived fee and received member fee only)
Annual retainer for non-Chair Committee membership:
Audit Committee	$6,000/$4,000
Compensation Committee	$4,000/$2,000
Nominating and Corporate Governance Committee	$2,000/$1,000
Special Committees	$4,000/$1,000

*	Subsequently revised to $4,000 commencing in the first quarter fiscal 2014.

Additionally, we reimburse our non-employee Board members for reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice is primarily related to travel expenses associated with Board or committee meetings or with committee assignments, but no additional compensation is paid for attendance at Board or committee meetings.

Equity Compensation

Each non-employee member of our Board of Directors currently is eligible to receive option awards under the terms of the Adept 2005 Equity Incentive Plan. During fiscal 2013, new members of the Board were eligible to receive an initial option grant to purchase 10,000 shares of Adept’s common stock, vesting at a rate of 50% on the first annual meeting of stockholders following the appointment or election of the director and 50% at the second annual meeting of stockholders following the appointment or election of the director. Continuing members of our Board of Directors in fiscal 2013 were eligible to receive annual option grants to purchase 6,000 shares of Adept’s common stock, granted on the date of the first Board meeting following the Annual Meeting of Stockholders (which generally occur on the same day). Annual director grants vest in full one year from the date of grant. All options granted to our non-employee directors have an exercise price equal to the closing price of our common stock on the grant date.

Director Compensation in Fiscal 2013

The following Director Compensation Table sets forth summary information concerning the compensation paid to or earned by our non-employee directors who served during fiscal 2013 for that fiscal year for services (all of which related to service on the Board or a committee thereof) to our company. In November 2013, the Board approved an approximately 40% reduction in committee retainers as detailed above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation/ Expense Reimbursement ($)	Total ($)
Michael P. Kelly—Chair (3)	$33,049	$11,390	$9,407	$53,846
Benjamin A. Burditt (4)	$27,250	$11,390	$4,185	$42,825
Martin Hale (5)	$16,043	$25,936	—	$41,979
A. Richard Juelis (6)	$32,375	$11,390	—	$43,765
Herbert J. Martin (7)	$33,250	$11,390	$1,965	$46,605
Robert J. Richardson (8)	$25,250	$11,390	—	$36,640

1)	The amounts in this column represent the aggregate grant date fair value of awards with respect to the fiscal year, calculated using the Black-Scholes-Merton valuation model in accordance with financial accounting standards ASC Topic 718, Compensation-Stock Compensation. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2013 for more information about how we account for stock-based compensation.
2)	Each of our continuing non-employee directors serving during fiscal 2013 other than our new non-employee director, Mr. Hale, received an annual grant of an option to purchase 6,000 shares of Adept common stock on November 9, 2012 at an exercise price of $3.02 per share. New non-employee directors serving during fiscal 2013 received an initial grant of an option to purchase 10,000 shares of Adept common stock: Mr. Hale received his options on September 18, 2012 at an exercise price of $4.22.
3)	Mr. Kelly received fees of $33,049 for his service as Chairman of the Board and for service on other Board Committees in fiscal 2013. Mr. Kelly had 37,600 options outstanding as of June 30, 2013, of which 31,287 were exercisable. Amounts under “All Other Compensation/Expense Reimbursement” consist solely of travel-related expenses in connection with Board and Board Committee service.
4)	Mr. Burditt received fees of $27,250 for his service as a director and for service on Board Committees in fiscal 2012. Mr. Burditt had 16,000 options outstanding as of June 30, 2013, of which 10,000 were exercisable. Amounts under “All Other Compensation/Expense Reimbursement” consist solely of travel-related expenses in connection with Board and Board Committee service.
5)	Mr. Hale received fees of $16,043 for his service as a director and for service on Board Committees in fiscal 2013. Mr. Hale had 10,000 options outstanding as of June 30, 2013, of which 5,000 were exercisable. This table does not include any amounts paid by Adept to Hale Capital as a preferred stockholder and pursuant to the Company’s agreements with Hale Capital.
6)	Mr. Juelis received fees of $32,375 for his service as a director and for service on Board Committees in fiscal 2013. Mr. Juelis had 43,000 options outstanding as of June 30, 2013, of which 36,687 were exercisable. Amount does not include a one-time grant of 7,500 shares in August 2013 to Mr. Juelis in lieu of cash retainer amount in consideration for service as Audit Committee Chairman and agreement to serve as Compensation Committee Chairman for fiscal 2014 approximating amount of reduction of chairman retainers in light of additional work involved in these chairmen roles.
7)	Mr. Martin received fees of $33,250 for his service as a director and for service on Board Committees in fiscal 2013. Mr. Martin had 43,000 options outstanding as of June 30, 2013, of which 36,687 were exercisable. Amounts under “All Other Compensation/Expense Reimbursement” consist solely of travel-related expenses in connection with Board and Board Committee service.
8)	Mr. Richardson received fees of $25,250 for his service as a director and for service on Board Committees in fiscal 2013. Mr. Richardson had 10,000 options outstanding as of June 30, 2013, of which 10,000 were exercisable. Mr. Richardson passed away on May 16, 2013 but the period for a beneficiary to exercise the options of a non-employee director extends after such date.

Vote required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them (a plurality) shall be elected directors.

The Board of Directors recommends a vote FOR the election of all six nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above. Unless marked to the contrary, proxies received will be voted FOR the election of all six nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above.

PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Vote on the Advisory Resolution

Adept is providing stockholders with the opportunity at the 2013 Annual Meeting to vote on an advisory resolution, commonly known as “Say-on-Pay,” considering approval of the compensation of Adept’s named executive officers. Such compensation is described on pages 29 through 37 of this Proxy Statement.

The Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of Adept Technology, Inc.’s named executive officers as described in the Compensation Discussion and Analysis section and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Effect of This Resolution

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

Voting Requirement to Approve This Proposal

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. Broker non-votes generally have no effect, and abstentions, which are treated as shares present or represented and voting, will count as a vote against on Proposal Two. The proposal on this advisory resolution must be approved by a majority of the shares that are present in person or by proxy and entitled to vote on the matter.

Recommendation of the Board of Directors

The Board of Directors believes that Adept’s executive compensation program aligns our incentive compensation with the long-term interests of our shareholders. The Company’s program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on both short-term strategies to strengthen our financial position in the near future and Adept’s long-term strategies to build stockholder value. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For the reasons stated above, the Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of the Company’s named executive officers.

PROPOSAL THREE: THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Vote on the Frequency of the Advisory Vote on the Compensation of Adept’s NEOs

Adept is providing stockholders with the opportunity to advise the Board as to whether Adept should conduct an advisory vote on the compensation of its executive officers every one, two or three years. The Board expects that it will adopt the frequency receiving the highest number of votes. Stockholders may also abstain from voting on this item. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders elect to hold an advisory vote on the compensation of Adept’s named executive officers every one, two or three years, as determined by the alternative that receives the highest number of stockholder votes.

Effect of This Resolution

Because your vote is advisory, it will not be binding upon the Board. However, the Board of Directors and Compensation Committee will take into account the outcome of the vote when determining which frequency it will adopt.

Voting Requirement to Approve This Proposal

You may vote to have the advisory vote held every “ONE,” “TWO” or “THREE” years, or you may “ABSTAIN.” If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. Broker non-votes and abstentions will not be treated as a vote in favor of any of the other three choices. The alternative receiving the highest number of votes will indicate the frequency preferred and approved by the Company’s stockholders.

Recommendation of the Board of Directors

After discussion, the Board has concluded that an advisory vote every year on executive compensation would be the most suitable for Adept based on a number of considerations, including the following:

•

Our compensation program is designed to induce and reward performance over a one-year period or quarters within such fiscal year, and the Board believes that a stockholder vote on executive compensation should occur over a similar time frame;

•

Adept has recently restructured the company to improve its performance, and we believe that an annual vote, rather than a biennial or triennial vote, on executive compensation will help to induce and reward performance more effectively.

•	A one-year cycle will provide investors sufficient time to evaluate the effectiveness of our short and long-term compensation strategies and the related business results of the Company;

•

A one-year vote cycle also gives the Board and the Compensation Committee sufficient time to respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures; and

•	The Board will continue to engage with stockholders on executive compensation between stockholder votes.

For the reasons stated above, the Board of Directors unanimously recommends that the stockholders vote to hold the advisory vote on the compensation of Adept’s named executive officers every ONE year.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Armanino LLP, an independent registered public accounting firm, as our independent registered public accountants, to audit our consolidated financial statements for the current year ending June 30, 2014. Armanino LLP has audited our consolidated financial statements since fiscal 2006. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Armanino LLP as our independent registered public accountants to audit our consolidated financial statements for the current fiscal year ending June 30, 2014. A representative of Armanino LLP is expected to be present at our Annual Meeting, and will have an opportunity to make a statement and to be available to respond to appropriate questions.

Stockholder ratification of the selection of Armanino LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Armanino LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Armanino LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its stockholders.

Ratification of the selection of Armanino LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2014 requires the affirmative vote of a majority of the shares represented (including those shares represented by proxy) and entitled to vote at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the selection of Armanino LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2014. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Armanino LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and engaging and reviewing the independence and performance of Adept’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept’s independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The independent auditors report directly to the Audit Committee and have unrestricted access to the Committee. The Audit Committee also oversees the internal audit and Sarbanes-Oxley compliance functions of Adept, which report directly to the Audit Committee.

At the end of fiscal 2013 and in early fiscal 2014, the Audit Committee reviewed and discussed with Adept’s independent auditors, the overall scope and plans for the fiscal 2013 year-end audit. In addition, the Audit Committee met with management and the independent auditors to review and discuss the audited consolidated financial statements as of and for the fiscal year ended June 30, 2013. The Audit Committee also reviewed and discussed the independent auditor’s examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board, or PCAOB. Further, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB and discussed with them their independence from Adept and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. in respect of the fiscal year ended June 30, 2013.

Michael P. Kelly, Chairman

Benjamin A. Burditt

A. Richard Juelis

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees billed to Adept for professional services rendered by Armanino LLP, our principal accountants, in respect of the last two fiscal years.

	Fees billed by Armanino LLP for fiscal years ended
	June 30, 2013	June 30, 2012
Audit Fees (1)	$349,576	$386,750
Audit-Related Fees (2)	—	18,125

Audit and audit-related fees		404,875
Tax Fees (3)	—	—
All Other Fees	—	—

Total fees	$349,576	$404,875

(1)	Includes fees for the audit of Adept’s consolidated financial statements included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by Adept’s independent public accountants in connection with statutory and regulatory filings or engagements. Amount reflects fees billed to date and unbilled accrued fees for services rendered in connection with the audit of the financial statements for fiscal 2013 to date. Additional fees may be incurred and billed for these services. Audit fees for fiscal 2012 includes $28,750 of fees related to services provided as independent auditors in respect of the Company’s June 2012 public offering of common stock, including the preparation of customary auditor’s “comfort letters” to the underwriter of the public offering.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.”
(3)	Principally includes fees for assistance with preparation of federal, state and foreign tax returns, tax compliance, tax planning, tax advice and tax consulting.

Independent Auditors

The appointment of our independent auditors is approved annually by the Audit Committee of our Board of Directors. Armanino LLP, an independent registered public accounting firm, has been our independent auditor since October 2005 and was our independent auditor for fiscal year 2013. The Audit Committee of our Board of Directors has appointed Armanino LLP as our independent auditor for the fiscal year ending June 30, 2014.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by registered public accounting firms for the purposes of preparing and issuing audit reports, performing other audit, review or attest services, or performing non-audit services prior to the engagement with respect to such services. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the retention of Adept’s independent auditors for the purpose of such services that result in fees of less than $50,000. All of the services provided by Armanino LLP shown in the table above for 2013 were pre-approved by the Audit Committee without reliance on the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined that the fees for services rendered were compatible with maintaining Armanino LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock and the sole owner of its preferred stock;

•	each director of Adept;

•	each of the executive officers or former executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Applicable percentage ownership in the following table is based on 10,945,772 shares of our common stock outstanding as of September 27, 2013, together with options for the applicable stockholder currently exercisable or exercisable within 60 days after the record date or, in the case of Hale Capital entities, the sole owners of our preferred stock, preferred stock currently convertible into common stock. The number of shares outstanding for the calculation of percentage ownership for Hale Capital includes all shares of common stock reported to be beneficially owned on the Schedule 13D filed by Hale Capital.

This table is based upon information supplied by officers, directors and principal stockholders, and on Schedules 13F filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 27, 2013.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or restricted stock awards that are currently exercisable or become exercisable within 60 days after the Record Date, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Beneficial Owner	Number of Preferred Shares Owned	Number of Common Shares Owned	Number of Stock Options Exercisable in 60 Days	Total Shares Beneficially Owned	Percent of Shares Outstanding
5% Holders
AWM Investment Co., Inc. (Austin W. Marxe and David M. Greenhouse) (1)	—	2,182,857	—	2,182,857	19.9%
153 East 53rd Street New York, NY 10022
Hale Capital (2) 570 Lexington Avenue 49th Floor New York, NY 10022	8,000	—	—	1,739,130	13.7%
Marathon Capital Management (3) 4 North Park Drive, Suite 106 Hunt Valley, MD 21030	—	1,182,266	—	1,182,266	10.8%

Named Executive Officers of Adept
Current NEOs
Rob Cain	—	—	175,000	175,000	*
Seth Halio	—	—	—	—	*
Terry Hannon	—	—	—	—	*
Former NEOs
John Dulchinos	—	—	—	—	*
Lisa M. Cummins	—	—	—	—	*
Michael Schradle	—	—	—	—	*
Joachim Melis	—	—	—	—	*

Non-employee Directors of Adept
Benjamin A. Burditt	—	—	16,000	16,000	*
Martin M. Hale, Jr. (4)	8,000	—	10,000	1,749,130	13.8%
A. Richard Juelis	—	12,000	43,000	55,000	*
Michael P. Kelly	—	20,000	37,600	57,600	*
Herbert J. Martin	—	—	43,000	43,000	*
Robert J. Richardson	—	1,000	10,000	11,000	*

All current executive officers and directors as a group (7 persons) (4)	—	33,000	334,600	2,106,730	16.2%

*	Less than 1%
(1)	Reflects ownership as reported on Form 4 filed with the SEC on August 29, 2013. Marxe and Greenhouse beneficially own 2,182,857 shares of Adept common stock which consists of: (i) 289,998 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 801,164 shares of common stock owned by Special Situations Fund III QP, L.P.; (iii) 529,110 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (iv) 91,614 shares of common stock owned by Special Situations Technology Fund, L.P.; and (v) 470,971 shares of common stock owned by Special Situations Technology Fund II, L.P. AWM Investment Company, Inc. (“AWM”) serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of Special Situations Fund III QP, L.P. AWM is also the general partner of and investment adviser to Special Situations Cayman Fund, L.P., and serves as the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(2)	Reflects ownership as reported on Schedule 13D filed with the SEC on September 26, 2012. The securities reported herein are indirectly held by Hale Capital Partners, LP, a Delaware limited partnership (“Hale Capital”) through HCP-ROBO, LLC, a Delaware limited liability company (“ROBO”) of which Hale Capital is the sole member. Martin M. Hale, Jr. (“MH”) is the Chief Executive Officer of Hale Capital. MH is also (i) the sole owner and managing member of Hale Fund Partners, LLC, a Delaware limited liability company (“HFP”), the general partner of Hale Capital and (ii) the sole owner and Chief Executive Officer of Hale Fund Management, LLC, a Delaware limited liability company (“HFM”), the general partner of Hale Capital Management, LP (“HCM”), the manager of Hale Capital. As of the record date, the shares of preferred stock are convertible into common stock based upon a conversion rate of $4.60. The preferred stock may be converted into shares of common stock at the option of the holder thereof at any time.

(3)	Reflects ownership as reported on Form 13F filed with the SEC for the period ended June 30, 2013.
(4)	Includes the shares reported by Hale Capital. See footnote 2. To the Company’s knowledge, no shares of its common stock are pledged by its executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during fiscal 2013, all Section 16(a) filing requirements applicable to our officers and directors were complied with on a timely basis. We have not been informed by any greater than ten percent stockholder of an untimely filing by such stockholder, but cannot confirm that all necessary filings by any such person were made timely.

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be furnished in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

Respectfully submitted,

A. Richard Juelis, Chairman

Herbert J. Martin

Martin M. Hale

Benjamin A. Burditt

Compensation Discussion and Analysis

The following is a brief summary of Adept’s compensation structure and the changes that have occurred over the past fiscal year. As a smaller reporting company, Adept is not required to provide this Compensation Discussion and Analysis.

General Objectives

Our overall objective with regards to executive compensation is to provide a compensation package that enables us to attract and retain highly qualified individuals whose abilities are critical to our long-term success, and to motivate these executives to achieve superior performance. Our executive compensation program generally is comprised of three elements: (i) base salary, which is established primarily on the basis of individual qualifications and market considerations, as well as economic conditions and relative parity in treatment of executives and non-executive employees, (ii) performance-based bonus awards, payable in cash, tied to Adept’s achievement of both quarterly and annual corporate performance goals and individual goals, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the stockholders.

Incentive Compensation Program in First Half of Fiscal 2013

Similar to previous fiscal years, at the beginning of fiscal 2013, the Board approved the 2013 Performance Program, under which our NEOs and certain key employees known as the “focus team” were identified for potential performance grants of restricted common stock based on the achievement of specific financial targets for fiscal 2013. The 2013 Performance Program provided for the potential grant of restricted stock awards of approximately 105,000 shares for our participating NEOs and an aggregate of 60,000 shares for other focus team employees. The individual amount of restricted stock for which each NEO was eligible was determined by the Compensation Committee, based on their review and evaluation of the market compensation data presented to the Committee. Upon the Board’s determination of the achievement of the performance criteria, the awards granted to the participating named executive officers were to vest quarterly over the two years following fiscal 2013. As discussed below, such awards were never made.

Incentive Compensation Program in Second Half of Fiscal 2013

On March 7, 2013, the Board evaluated the then current state of the Company and the incentives provided to the named executive officers under the 2013 Performance Program. After such evaluation, the Board determined that in order to continue to motivate long-term growth through the grant of equity awards, the Board needed to first motivate short-term retention and growth in connection with the Company’s restructuring efforts, focusing on immediate growth of revenue, adjusted EBITDA, and net cash. In addition to the need to focus on immediate growth, a majority of the participants in the 2013 Performance Program had separated from Adept, leaving the 2013 Performance Program largely ineffective. As such, on March 7, 2013, the Board decided to implement a new performance plan for the last two quarters of fiscal 2013 and adopted the Fiscal 2013 (2H) Incentive Plan (the “2013 Incentive Plan”). The 2013 Incentive Plan provides for potential performance-based cash compensation for the Company’s executive officers and certain other key employees. The amount of cash compensation potentially payable under the 2013 Incentive Plan will be determined based upon (a) the Company meeting or exceeding corporate objectives related to specified levels of revenue, adjusted EBITDA, and net cash (cash and cash equivalents net of indebtedness of the Company on a consolidated basis), in the third and fourth fiscal quarters of fiscal 2013, and (b) each participant’s achievement of individual performance objectives in such quarters. Awards will only be paid under the 2013 Incentive Plan if the corporate and individual performance objectives are met, and if the Company also achieves positive adjusted EBITDA in a fiscal quarter ending within 180 days of the end of the fourth fiscal quarter (the “positive adjusted EBITDA threshold”).

Mr. Cain was the only remaining named executive officer following Mr. Schradle’s departure shortly after the end of fiscal 2013 participating in the 2013 Incentive Plan. Although Mr. Cain achieved a portion of his individual objectives, the corporate objectives were not fully met and therefore he did not receive a bonus under the 2013 Incentive Plan.

Commission Plan for Mr. Melis

One of our NEO’s, Mr. Joachim Melis, participated in executive sales commission plans as a result of his role in Adept’s sales function which provided cash payments based on the achievement of Packaging Solutions Business revenue targets for each fiscal quarter. During fiscal year 2013, Mr. Melis participated in a commission-based program created for his role as Vice President, Business and Development, Managing Director of Europe. The program entitled Mr. Melis to earn additional compensation based upon Adept’s gross revenues for each fiscal quarter. For the first two quarter of fiscal 2013, Mr. Melis was entitled to a commission payment equal to (i) 0.025% of revenue achieved between $0 and $20 million, plus (ii) 0.75% of revenue between $20 million to $35 million, plus (iii) 0.75% of revenue between $20 million to $35 million, plus (iv) 3% of the revenue in excess of $45 million, in each case for the relevant fiscal quarter. During the second half of fiscal 2013, Mr. Melis was entitled to earn a commission value equal to (i) 0.2% of revenue achieved between $0 and $16 million, plus (ii) 0.6% of the revenue in excess of $16 million, in each case for the relevant fiscal quarter.

Compensation for Fiscal 2014

Adoption of Fiscal 2014 Management Incentive Plan

On August 27, 2013, the Board approved the adoption of a Fiscal 2014 Management Incentive Plan (the “2014 Incentive Plan”) which provides for potential performance-based cash compensation for the Company’s executive officers and other key employees. The amount of cash compensation potentially payable under the 2014 Plan will be determined based upon (a) the Company meeting or exceeding corporate objectives related to specified levels of revenue and net cash (as both terms are defined in the 2014 Incentive Plan) for the applicable quarter of fiscal 2014, for a total of 12% of the total potential payout in each of the first three quarters, (b) and for purposes of the final payment of 64% of the total possible payout for the fourth quarter, in addition to a specified level of revenue and net cash at fourth quarter end, a specified level of revenue for Adept’s full fiscal 2014, and (c) each participant’s achievement of individual performance objectives in such quarters. Awards will only be paid under the 2014 Incentive Plan if the applicable corporate and individual performance objectives are met.

Performance Option Program

On August 27, 2013, the Board approved performance stock option grants to its executive and non-executive employees as part of a broad performance incentive program. The options to purchase shares of Adept common stock, one-third of which are subject to an exercise price equal to the grant date common stock price, one-third of which are subject to an exercise price of $4.60, and one-third of which are subject to an exercise price of $6.90, shall vest and become exercisable upon achievement of certain performance objectives tied to growth in the Company’s stock price, earnings per share, revenue and net cash. Grants made under this performance stock option program subject to that date provide that one-third of the options are subject to an exercise price equal to the grant date common stock price, one third are subject to an exercise price which is the higher of the grant date common stock price and $4.60, and one-third of which are subject to an exercise price which is the higher of the grant date common stock price and $6.90.

Summary of Fiscal 2013 Executive Compensation

The following table sets forth certain information with respect to the compensation of our Chief Executive Officers, Chief Financial Officers and two executive officers serving during fiscal 2013 other than the CEOs and CFOs, based on total compensation for their services with us in all capacities during the fiscal years ended June 30, 2013 and 2012. This information and all other tables excludes Seth Halio, our current Chief Financial Officer, and Terry Hannon, our Chief Business Development and Strategy Officer, neither of whom served in any position with Adept before fiscal 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (5)	Stock Awards ($) (6)(7)	Option Grants ($) (8)		Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($)		Total ($)
Current NEOs
Rob Cain— President and Chief Executive Officer	2013	$85,577	(1)	—	—	$345,000		—	—		$430,577
Former NEOs
John Dulchinos— Former President and Chief Executive Officer	2013	$181,349	(2)	—	$73,990	—			$17,812	(10)	$273,151
	2012	$308,019		—	—	$94,497		—	$25,489		$428,005
Michael Schradle Former Senior VP of Finance, Chief Financial Officer	2013	$137,317		—	$17,215	$151,000	(9)	—	$12,768	(11)	$318,300
Lisa M. Cummins Former Senior VP of Finance, Chief Financial Officer	2013	$45,702	(3)		$72,938	$87,500		—	$96,125	(12)	$302,265
	2012	$220,000		—	—	$56,698		—	$17,918		$294,616
Joachim Melis— Former VP, Business Development, Managing Director of Europe	2013	$252,244	(4)	—	$45,904	$52,650		—	$17,955	(13)	$368,753
	2012	$227,834			—	$37,799		—	$18,067		$283,700

1)	Mr. Cain commenced employment by Adept and was appointed to serve as President and Chief Executive Officer on February 19, 2013 and his base salary for fiscal 2013 was set at $250,000. The value reported above does not include $77,846 paid by Adept to Hale Capital during fiscal 2013, which represented compensation paid by Hale Capital to Mr. Cain for consulting activities prior to Mr. Cain’s employment by Adept commencing February 19, 2013. Mr. Cain’s “all other compensation” for benefits and perquisites was less than $10,000.
2)	Mr. Dulchinos served as President and Chief Executive Officer during fiscal 2013 until February 2013 and served as Chief Financial Officer following Ms. Cummins’ resignation in October 2012 until Mr. Schradle’s appointment in November 2012. As part of Adept’s expense reduction efforts, salary amounts shown for fiscal 2013 reflect a temporary salary reduction implemented in the second quarter of fiscal 2013 and fully restored in the third quarter.
3)	Ms. Cummins resignation Senior as Vice President of Finance, Chief Financial Officer and Secretary was effective on October 4, 2012. For further discussion, see “Severance Benefits” below.
4)	Reflects Mr. Melis’ annual salary of €166,076, along with $38,396 in quarterly commission payments made in the first three quarters of fiscal 2013 based on the achievement of quarterly revenue targets under Mr. Melis’ fiscal 2013 commission program. As part of Adept’s expense reduction efforts, payments shown for fiscal 2013 reflect temporary salary reductions implemented in the second quarter of fiscal 2013. Mr. Melis’ salary was fully restored at the end of the fiscal third quarter of 2013. Mr. Melis’ commission value was calculated in dollars, but paid out in euros, the value of his annual salary reported, however, was derived using a daily average exchange rate of US $1.2868 per euro for fiscal 2013.

5)	The respective targets for cash payments to be made pursuant to the 2013 Incentive Plan were not achieved for fiscal 2013 and therefore no cash bonuses were paid to executives for fiscal 2013. No awards were made under the Fiscal 2013 Performance Plan before its termination.
6)	The amounts in this column represent the aggregate grant date fair value of the shares calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of stock awards are set forth in Note 2 to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the period ended June 30, 2013, which is incorporated by reference into this proxy statement.
7)	Includes discretionary grants of restricted stock awards (“RSAs”) made to the executives on September 20, 2012: Mr. Dulchinos received 50,000 RSAs of which 37,500 was cancelled following termination; Ms. Cummins received 25,000 RSAs of which 12,500 was cancelled following termination and Mr. Melis received 15,000 RSAs of which 7,500 was cancelled following termination; for which the grant date value per share was $4.31. On March 8, 2013, Performance Stock Awards (“PSAs”) were granted to the executives as follows: Mr. Melis received 5,800 and 5,315 PSAs, for Executive Officer Performance and Sales Performance, respectively, and Mr. Schradle received 5,500 PSAs for Executive Officer Performance. All PSAs were subject to achievement of certain goals and certification by the Board of Directors which were not met and such PSAs were cancelled.
8)	The amounts in this column represent the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of stock option awards are set forth in Note 2 to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the period ended June 30, 2013, which is incorporated by reference into this proxy statement.
9)	In connection with his hiring on November 8, 2012, Mr. Schradle was awarded 50,000 options to vest monthly over 48 months. Upon termination in July 2013, 41,667 were cancelled and 8,333 were vested.
10)	Includes (i) $10,341 for health care, long-term disability, and life insurance premium payments made by Adept in fiscal 2013 on behalf of Mr. Dulchinos, (ii) $500 in company-match contributions to his 401(k) plan, and (iii) $6,971 for non-qualified disposition on stock exercised in fiscal 2013. Does not include any separation benefits both determined and paid following fiscal 2013.
11)	Includes (i) $12,268 for health care, long-term disability, and life insurance premium payments made by Adept in fiscal 2013 on behalf of Mr. Schradle, and (ii) $500 in company-match contributions to his 401(k) plan. Does not include any severance payments made in fiscal 2014.
12)	Includes (i) $4,460 for health care, long-term disability, life insurance premium payments and gym-membership reimbursement made by Adept in fiscal 2013 on behalf of Ms. Cummins, and (ii) $91,665 in severance payments described under “Severance Benefits” below.
13)	Mr. Melis is paid in the local currency, which is the euro. In fiscal 2013, Mr. Melis was paid a base salary of €166,076, including the temporary salary reductions discussed in “Salary” above, and he received an automobile allowance of €13,952. In fiscal 2012, Mr. Melis was paid a base salary of €170,000 and he received an automobile allowance of €13,481. Salary, automobile allowance and insurance premium amounts shown in dollars in the table above were derived using a daily average exchange rate of US $1.2868 per euro for fiscal 2013, US $1.3402 per euro for fiscal 2012. Commission and bonus amounts for all years were calculated in dollars and paid in euros.

Narrative Disclosure to Summary Compensation Table

Employment Agreements and Arrangements

In connection with the appointment of Michael Schradle as its Senior Vice President of Finance, Chief Financial Officer and Secretary, Adept entered into an offer letter agreement with Mr. Schradle. The letter agreement provided for “at will” employment with an annual salary of $220,000, participation in the Fiscal 2013 Performance Plan of the Company, entry into a change of control agreement in the form used by the Company for its executive officers and severance arrangements in the event of a termination without cause providing for payments of then-current base salary at a level depending upon the length of service. Subject to approval of the Adept Board of Directors following Mr. Schradle’s commencement of service, Mr. Schradle received options to purchase 50,000 shares of Adept’s common stock with an exercise price equal to the closing stock price on the grant date, subject to monthly vesting over a four year period. Following his separation from employment in July 2013, 41,667 were cancelled and 8,333 were vested.

In connection with Rob Cain’s employment as President and Chief Executive Officer, Adept entered into an offer letter agreement with Mr. Cain on February 22, 2013. The letter agreement provides for “at will” employment subject to 30-day notice of termination, an annual salary of $250,000, bonus potential up to $50,000 for attaining performance objectives including Adept cash level, strategic/operating plan, key employee retention and training performance criteria, no longer payable as superseded by Mr. Cain’s 2014 letter agreement, participation in the Company’s management incentive plan, customary vacation accrual, and options to purchase up to 75,000 shares of Adept common stock at an exercise price of $4.60, vesting as to 25,000 shares in three tranches if specified Adept financial and new product and customer sales performance are achieved. These salary and bonus terms have now been superseded by his letter agreement entered into in fiscal 2014 filed with the SEC.

Commission Plan for Mr. Melis

One of our former NEO’s, Mr. Joachim Melis, participated in executive sales commission plans as a result of his role in Adept’s sales function. Mr. Melis, our former Vice President of Business Development and Managing Director of Europe participated in a commission plan which provided cash payments based on the achievement of Packaging Solutions Business revenue targets for each fiscal quarter.

During fiscal year 2013, Mr. Melis participated in a commission-based program created for his role as Vice President, Business and Development, Managing Director of Europe. The program entitled Mr. Melis to earn additional compensation based upon Adept’s gross revenues for each fiscal quarter. For the first two quarter of fiscal 2013, Mr. Melis was entitled to a commission payment equal to (i) 0.025% of revenue achieved between $0 and $20 million, plus (ii) 0.75% of revenue between $20 million to $35 million, plus (iii) 0.75% of revenue between $20 million to $35 million, plus (iv) 3% of the revenue in excess of $45 million, in each case for the relevant fiscal quarter. During the second half of fiscal 2013, Mr. Melis was entitled to earn a commission value equal to (i) 0.2% of revenue achieved between $0 and $16 million, plus (ii) 0.6% of the revenue in excess of $16 million, in each case for the relevant fiscal quarter.

Salary Decreases

In fiscal 2013, certain of our named executive officers took salary reductions for the second quarter as a result of which the salary level was as follows:

FY2013	7/1/2012	9/20/2012	12/17/2012	Term Date
John Dulchinos	$316,500	$284,851	$316,500	02/19/13
Joachim Melis	€170,000	€153,000	€170,000	07/31/13

Equity Grants

During fiscal 2013, we maintained two long-term incentive equity plans in which our NEOs are eligible to participate: the 2003 Stock Option Plan, as amended, and the 2005 Equity Incentive Plan. We refer to these plans as the “Equity Plans.” The Equity Plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of our common stock. The Equity Plans and Compensation Committee Charter authorize the Compensation Committee to award stock options, restricted stock and restricted stock units, among other securities to our NEOs.

In fiscal 2013, our named executive officers received the following grants of equity awards:

•	Mr. Cain was granted 75,000 non-qualified stock options on February 19, 2013 that will vest upon the achievement of certain performance criteria no later than September 30, 2016.

•

Mr. Dulchinos was granted 50,000 shares pursuant to a restricted stock award on September 20, 2012 that were to vest quarterly over two years beginning on July 1, 2012. 37,500 of such shares were cancelled upon his separation from Adept on February 19, 2013.

•

Ms. Cummins was granted 25,000 shares pursuant to a restricted stock award on September 20, 2012 that were to vest quarterly over two years beginning on July 1, 2012. 12,500 of such shares were cancelled upon her termination on October 4, 2012. The remaining unvested portion of her award was accelerated pursuant to her separation agreement, as discussed below.

•

Mr. Schradle was granted 50,000 options in connection with his hiring on November 8, 2012 that were to vest at 1/48th per month over four years. 41,667 of such shares were cancelled upon his termination in July 2013. In addition, Mr. Schradle was awarded 5,500 shares pursuant to a performance stock award that were to vest one year from the date of grant if performance objectives were met on June 30, 2013. The performance objectives were not met and therefore the awards were terminated at the end of fiscal 2013.

•

Mr. Melis was granted 15,000 shares pursuant to a restricted stock award on September 20, 2012 that were to vest quarterly over two years beginning on July 1, 2012. 7,500 of such shares were cancelled upon his termination of employment on July 31, 2013. In addition, Mr. Melis was awarded a total of 11,115 shares pursuant to two performance stock awards (5,800 in connection with his sales responsibilities and 5,315 in connection with his executive responsibilities) that were to vest upon achievement of performance objectives on June 30, 2013, with the 5,315 grant to be released subject to continued employment through the one year anniversary of the date of grant. The performance objectives were not met and therefore the awards were terminated at the end of fiscal 2013.

Severance Benefits

Upon Lisa Cummins’ separation from Adept, she received cash severance equal to five months of her then base salary of $220,000. Per the terms of Ms. Cummins’ separation agreement, the exercise period for her vested options was extended from 30 days from her termination date to June 30, 2013. After June 30, 2013, all unexercised options were cancelled. All unvested RSAs for Ms. Cummins were canceled and forfeited following her departure from the Company on October 4, 2012, with the exception of the acceleration of 9,375 RSA’s from the September 20, 2012 award. Per the separation agreement, 50% of the original award was to be forfeited with the unvested portion of the remaining 50% to be released. In sum, Ms. Cummins received $91,665 in cash severance and $40,406 in accelerated equity.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of the fiscal year ended June 30, 2013.

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Grant	Number of Shares of Stock That Have Not Yet Vested		Market Value of Shares of Stock That Have Not Yet Vested (2)
Current NEOs
Rob Cain President and Chief Executive Officer	02/19/2013	—	75,000	$4.60	09/16/2016	—	—		—
Former NEOs
John Dulchinos Former President and Chief Executive Officer (3)	—	—	—	—	—	—	—		—
Lisa M. Cummins Former Senior Vice President of Finance and Chief Financial Officer (4)	08/31/2010	7,812	—	$4.86	06/30/2013	—	—		—
	09/08/2008	24,172	—	$9.48	06/30/2013	—	—		—
	10/04/2007	22,500	—	$5.74	06/30/2013	—	—		—
	06/08/2007	25,000	—	$7.14	06/30/2013	—	—		—
Michael Schradle Former Senior Vice President of Finance and Chief Financial Officer	11/09/2012	8,333	41,667	$3.02	11/09/2022	03/08/2013	5,500	(6)	$21,395
Joachim Melis Former VP, Business and Development, Managing Director of Europe	08/10/2012	15,000	3,125	$3.51	08/10/2022	09/20/2012	9,375	(5)	$36,469
	08/29/2011	10,000	4,583	$3.78	08/29/2021	03/08/2013	5,315	(6)	$20,683
	08/30/2010	12,500	8,854	$4.86	08/31/2020	03/08/2013	5,800	(7)	$22,562
	09/08/2008	15,000	15,000	$9.48	09/08/2018
	10/04/2007	14,000	14,000	$5.74	10/04/2017
	11/17/2006	5,000	5,000	$8.07	11/17/2016
	05/05/2006	2,000	2,000	$13.94	05/05/2016
	02/09/2006	1,500	1,500	$10.80	02/09/2016
	11/18/2005	2,500	2,500	$9.85	11/18/2015
	03/09/2005	5,000	5,000	$5.50	03/09/2015
	09/13/2004	8,000	8,000	$6.50	09/13/2014

1)

Unless otherwise noted in footnotes to this table, options vest 1/48th per month over four years. Mr. Cain’s options vest contingent upon achievement of certain executive performance goals with one-third of the shares vesting upon achievement of one of three specified Adept financial and new product and customer sales performance targets.

2)	Represents the market value of unvested restricted stock held as of June 30, 2013 based on the closing price of a share of Adept common stock of $3.89 on June 30, 2013.
3)	All unvested and vested but unexercised option grants and RSAs for Mr. Dulchinos were canceled and forfeited following his departure from the Company on February 19, 2013.
4)	Per the terms of Ms. Cummins’ separation agreement, the exercise period for vested options was extended from 30 days from her termination date to June 30, 2013. After June 30, 2013, all unexercised options were cancelled.
5)	Reflects unvested shares of restricted stock awarded for fiscal 2012 corporate performance on September 20, 2013, which were to vest quarterly over two years from the date of grant. See “Equity Grants”
6)	Reflects unvested shares of restricted stock awarded on March 8, 2013 contingent upon achievement of certain executive performance goals and certified by the Board of Directors. Vesting would be 100% at one year from grant date if performance terms were met but such terms were not met and the stock awards were cancelled.
7)	Reflects unvested shares of restricted stock awarded on March 8, 2013 contingent upon achievement of certain sales performance goals and certified by the Board of Directors. These awards were to vest in full upon achievement of the performance criteria, but were cancelled in connection with Mr. Melis’ termination on July 31, 2013.

Additional Narrative Disclosure

Termination/Change of Control Agreements with our Named Executive Officers Serving in Fiscal 2013

Pursuant to Mr. Cain’s employment letter agreement entered into in Fiscal 2014, if Mr. Cain is terminated by Adept for any reason other than cause, and upon signing a separation agreement, Mr. Cain will be entitled to severance payment equal to the following amount, calculated according to his base salary at the time of termination:

Months Employed from letter agreement	Months of Salary
0-12 months	3 months
13-24 months	6 months
25+ months	12 months

Payment of his continued salary will be due in lump sum upon termination or in regular pay periods over the prescribed period at the discretion of the company. In addition to continued salary, the company will cover Mr. Cain’s COBRA expenses for the length of time for which he is entitled to continued salary.

Change of Control Agreements with our Former Named Executive Officers

In connection with our changes in management in September 2008, we entered into change of control agreements with our former Chief Executive Officer and Ms. Cummins, that provided for the acceleration of unvested options and restricted stock held by the executive officer if such executives were terminated without cause or terminated voluntarily for good reason (each as defined in the change of control agreement) within a specified period (generally two years) after a change of control transaction, as defined below, subject to execution of a release and waiver of claims in a form substantially similar to the form generally used by the Company. In October 2011, we entered into similar change of control agreements with our former Vice President of Business and Development and Managing Director of Europe, and our former Senior Vice President of Global Sales and Marketing, and in November 2013 with Michael Schradle, former Chief Financial Officer.

The former NEO’s equity incentives (to the extent provided in the applicable agreement) accelerated if, within two years after the change of control, the executive was terminated without cause or the executive terminates due to death, disability, or because executive’s overall compensation plan is not substantially similar and in all events at least as favorable as executive’s compensation prior to the change of control or executive’s authority or duties are not substantially similar taking into consideration that the executive is likely to know longer be a senior executive officer of a public company and may not be a senior executive officer of the surviving corporation although remaining a leader of the acquired business. For such purposes, executive’s authority or duties would be considered to not be “substantially similar” if, without executive’s consent, (i) there is a substantial diminution or adverse modification in executive’s position or responsibilities; (ii) the company fails to timely pay any portion of executive’s compensation or benefits then due with an opportunity for cure; or (iii) executive’s principal place of employment is relocated to a location increasing executive’s commute by more than 30 miles.

Change in Control Terms under Equity Plans

Our 2005 Equity Incentive Plan defines a “Change in Control” as, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the

“Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

(ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries; or

(iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company; or

(v) A complete liquidation or dissolution of the Company.

Our 2003 Stock Option Plan, 2005 Equity Incentive Plan and the related option grant agreements with our NEOs provide that, upon a change in control of Adept (in each case as defined in the relevant plan), the Compensation Committee may, but is not required to, accelerate the time or times at which any options may be exercised.

Each historical change of control agreement with our former NEOs defines “Change of Control” as (i) any merger or consolidation in which the voting securities of Adept owned by the stockholders immediately prior to such merger or consolidation do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of the voting securities of Adept immediately prior to such merger or consolidation, and (2) is a beneficial owner (or is part of a group of related persons that is a beneficial owner) of more than 20% of the voting securities of Adept immediately after such merger or consolidation (other than SSF), shall be excluded from the list of stockholders of Adept immediately prior to such merger or consolidation for purposes of the preceding calculation, (ii) the sale of all or substantially all of Adept’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 of that Act), directly or indirectly, of securities of Adept representing more than forty percent (40%) of the total voting power represented by Adept’s then outstanding voting securities (other than SSF), (iv) the dissolution or liquidation of Adept, (v) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors, or (vi) any other event substantially similar in substance and result to an event set forth above as determined by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2013 including options granted under the now-expired 1995 Director Option Plan, 1993 Stock Plan and 2001 Stock Option Plan, as well as Adept’s currently effective 2003 Stock Option Plan expiring October 2013, 2004 Director Plan, 2005 Equity Incentive Plan and 2008 Employee Stock Purchase Plan.

Each of the plans requires stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans, in some cases where required by law or the requirements of the applicable exchange where Adept common stock is listed.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	817,488	$4.34	1,475,757
Equity compensation plans not approved by security holders (2)	27,000	$5.92	0

Total	844,488	$4.39	1,475,757	(3)

(1)	Excludes purchase rights accruing under our 2008 Employee Stock Purchase Plan, for which remaining available rights are included in column (c). Does not reflect grants of options made after June 30, 2013, including pursuant to the performance option program described in this proxy statement.
(2)	Issued under our 2001 Stock Option Plan, which expired in August 2011 and under which no further securities remain available for issuance. The Board of Directors adopted the 2001 Plan in August 2001 and provided that 520,000 shares of common stock be reserved for issuance thereunder. Options under the 2001 Plan could be granted, as complies with applicable law, to employees either from time to time at the discretion of the Compensation Committee of the Board of Directors or automatically upon the occurrence of specified events, including, without limitation, reduction of at will employees’ salaries and the achievement of performance goals when Adept employed a “salary for options” program (which solely occurred in 2001). The exercise price of the options is at 100% of the fair market value of Adept’s common stock on the date of the grant. Options granted prior to fiscal 2013 generally vest over a time period generally consisting of monthly vesting in equal installments over a four-year period. Options granted in 2001 for reduction of at will employees’ salaries vested in equal monthly increments over the salary reduction period. All stock options granted under the 2001 Plan have an expiration date of 10 years from the date of the grant. In October 2003, the Board amended the 2001 Plan to require stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan.
(3)	Includes 365,140 shares available for issuance under the 2008 Employee Stock Purchase Plan as of July 1, 2012. Also includes 1,110,617 shares available for issuance at the end of fiscal 2013 under the 2003 Stock Option Plan and the 2005 Equity Incentive Plan. The 2003 Plan will expire in October 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions

2012 Preferred Stock Financing

On September 5, 2012, Adept entered into a Securities Purchase Agreement pursuant to which, on September 18, 2012, Adept issued 8,000 shares of Adept’s convertible preferred stock, par value $0.001 per share, at a price of $1,000 per share to affiliates of Hale Capital for gross proceeds of $8 million. The Securities Purchase Agreement contained representations, warranties and covenants including indemnification provisions, customary for an issuance of preferred stock in a private placement of this nature. Immediately following the transactions discussed above, Hale Capital beneficially owned an aggregate of 14.1% of the then outstanding common stock of the Company (based on a determination of beneficial ownership pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) issuable upon conversion of the preferred stock subject to the terms of its Certificate of Designations, Preferences and Rights of Series A Convertible preferred stock (the “Certificate of Designations”). The Certificate of Designations sets forth the terms, rights, obligations and preferences of the redeemable convertible preferred stock and provides that holders of the redeemable convertible preferred stock are entitled to receive dividends payable quarterly in arrears, at the election of Adept either in cash, or subject to certain equity conditions not met during the first three quarters of fiscal 2013, in common stock. Dividends on the redeemable convertible preferred stock accrue at the prime rate (Wall Street Journal Eastern Edition) plus 3% up to a maximum amount of 4%.

On March 27, 2013, Adept entered into a letter agreement with the holders of the redeemable convertible preferred stock (the “Letter Agreement”), with respect to the waiver and deferrals of certain rights related to the preferred stock including the delay of the filing of the registration statement registering the resale of the common stock issuable upon conversion of the preferred stock and issued as dividends thereon. Adept waived exercise of certain rights pursuant to the Certificate of Designations for a period equivalent to such registration delay, including certain conversion and redemption rights for portions of the preferred stock if certain conditions to such rights are met.

Each share of preferred stock has a vote equal to the number of shares of common stock into which the redeemable convertible preferred stock would be convertible as of the record date, provided that if the conversion price decreases to below $4.20 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reclassifications and similar events), then the number of votes per preferred share shall equal to the conversion amount divided by $4.20 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reclassifications and similar events). In addition, holders of a majority of the preferred stock must approve certain actions, including any amendments to Adept’s charter or bylaws that adversely affects the voting powers, preferences or other rights of the preferred stock; payment of dividends or distributions; any liquidation, capitalization, reorganization or any other fundamental change of Adept; issuance of any equity security senior to or in parity with the preferred stock as to dividend rights, redemption rights, liquidation preference and other rights; issuances of equity below the conversion price; any liens or borrowings other than senior indebtedness from established commercial lenders on customary terms; and the redemption or purchase of any capital stock of Adept.

On September 5, 2012, Adept and Hale Capital also entered into a Registration Rights Agreement, pursuant to which Adept agreed to use its commercially reasonable efforts to file a registration statement with the SEC within 90 days for the resale of all of the Common Stock issuable on the conversion of the preferred stock and dividends, and a Side Letter Agreement with Hale Capital that provides that so long as Hale Capital and its affiliates hold preferred stock in an amount equal to not less than 5% of the Common Stock on an as-converted basis, Hale may designate one director (the “Preferred Holder Director”) for election to Adept’s Board of Directors. The Preferred Holder Director would be entitled to hold committee positions if eligible for service on such committee under NASDAQ and SEC requirements. Martin Hale, a member of the Board of Directors designated by Hale Capital and elected by the Board, is the Chief Executive Officer of each of Hale Capital and Hale Fund Management, LLC.

The terms, rights, obligations and preferences of the preferred stock are set forth in a Certificate of Designations of Adept (the “Certificate of Designations”). The Certificate of Designations provides that holders of preferred stock are entitled to receive dividends payable quarterly in arrears payable, at the election of Adept either in cash or, subject to certain equity conditions, in Common Stock. Dividends on the preferred stock accrue at Prime Rate (Wall Street Journal Eastern Edition) plus 3% (up to a maximum amount of 4%). Each share of the preferred stock is convertible, at the option of the holder and upon certain mandatory conversion events described below, at a conversion rate of $4.60.

If on or after the first anniversary of the issuance of the preferred stock, the Common Stock price exceeds the “Applicable Percentage” (meaning, 200% from the first anniversary to the second anniversary, 175% until the third anniversary, and 150% thereafter) for a consecutive 60 days, such price is maintained until conversion, and certain equity conditions providing that such shares of Common Stock issued upon conversion can be immediately saleable by the holders (the “Equity Conditions”), Adept can convert the preferred stock up to an amount equal to the greater of the then-one week trading volume of the Common Stock (the “Volume Limit”) or the amount of an identified bona fide block trade at a price not less than the then-current market price.

Starting 18 months after issuance of the preferred stock, if the trading price of the Common Stock is more than 110% of the conversion price for a specified period, Adept may convert up to 10% of the preferred stock issued pursuant to the Securities Purchase Agreement per quarter at 100% of the original price plus the amount of any accrued and unpaid dividends, subject to a maximum conversion equal to the Volume Limit per month and subject to the Equity Conditions. The ability to require conversion requires that Adept (i) maintains on deposit such amount of cash and cash equivalents and (ii) satisfies such EBITDA threshold, in each case as is mutually determined by Adept and Silicon Valley Bank and reasonably acceptable to Hale. If Adept cannot convert the preferred stock due to its failure to satisfy the conditions, then it may redeem the shares for cash at the same price subject to agreement of the preferred stockholder.

Upon certain triggering events, such as bankruptcy, insolvency or a material adverse effect or failure of Adept to issue shares upon conversion of the preferred stock in accordance with its obligations, the preferred stockholders may require Adept to redeem all or some of the preferred stock at a price equal to 100% of the conversion amount, and in certain events, the higher trading price of the Common Stock underlying the preferred stock between the date of the redemption notice and redemption, plus accrued and unpaid dividends.

On or after September 30, 2016, each preferred stockholder can require Adept to redeem its preferred stock in cash at a price equal to 100% of the conversion amount being redeemed plus accrued and unpaid dividends.

Each preferred stockholder has a vote equal to the number of shares of Common Stock into which its preferred stock would be convertible as of the record date. In addition, a majority of the preferred stockholders must approve certain actions, including approving any amendments to Adept’s charter or bylaws that adversely affects the voting powers, preferences or other rights of the preferred stock; payment of dividends or distributions; any liquidation, capitalization, reorganization or any other fundamental change of Adept; issuance of any equity security senior to or in parity with the preferred stock as to dividend rights, redemption rights, liquidation preference and other rights; issuances of equity below the conversion price; any liens or borrowings other than senior indebtedness from established commercial lenders on customary terms; and the redemption or purchase of any of the capital stock of Adept.

Change of Control

The Certificate of Designations contains certain negative covenants that restrict the Company’s ability to consummate a change of control without the prior approval of Hale Capital. In addition, holders of a majority of the holders of the preferred stock must approve certain actions, including approving any amendments to the Issuer’s charter or bylaws that adversely affects the voting powers, preferences or other rights of the preferred stock; payment of dividends or distributions; any liquidation, capitalization, reorganization or any other fundamental change of Adept; issuance of any equity security senior to or on parity with the preferred stock as to dividend rights, redemption rights, liquidation preference and other rights; issuances of equity below the conversion price; any liens or borrowings other than senior indebtedness from established commercial lenders on customary terms; and the redemption or purchase of any of the capital stock of Adept. In addition, as described above, the preferred stock is entitled to certain liquidation preferences and other rights that could discourage a change of control of the Company.

Adept’s Nominating and Corporate Governance Committee, pursuant to its Charter and unwritten Adept policy, reviews all related party transactions of Adept annually, and as and when they arise as needed. This review covers all “transactions” with a “related person” as such terms are defined in Item 404 of Regulation S-K.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the Annual Meeting, the proposal could not be approved unless the Annual Meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the date, time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the date, time and place at the Annual Meeting. The meeting may be adjourned by the Board of Directors, the CEO or a majority of the shares represented and voting at the Annual Meeting and entitled to vote, regardless of whether there is a quorum present at the Annual Meeting.

A copy of Adept’s Annual Report for fiscal 2013 can be accessed as instructed in the Notice of Internet Availability of Proxy Materials or a paper copy of the Annual Report for fiscal 2013 can be requested as described in the Notice of Internet Availability of Proxy Materials or as described herein by all stockholders entitled to notice of and to vote at the Annual Meeting concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Rob Cain
President, Chief Executive Officer and Assistant Secretary

Dated: October 8, 2013

ADEPT TECHNOLOGY, INC. ATTN: LESLIE BRAZELTON 5960 INGLEWOOD DRIVE PLEASANTON, CA 94588

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63255-P43492                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADEPT TECHNOLOGY, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees
	01)	Benjamin A. Burditt	04) A. Richard Juelis
	02)	Rob Cain	05) Michael P. Kelly
	03)	Martin M. Hale, Jr.	06) Herbert J. Martin
The Board of Directors recommends you vote FOR proposal 2:									For	Against	Abstain
2.	Advisory vote to approve the compensation of the Company’s named executive officers.								☐	☐	☐
The Board of Directors recommends you FOR “1 Year” on proposal 3:								1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.							☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4:									For	Against	Abstain
4.	Ratification of the selection of Armanino LLP to serve as the independent auditors of the Company for its fiscal year ending June 30, 2014.								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented in this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 4, and “1 Year” for item 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M63256-P43492

ADEPT TECHNOLOGY, INC. This proxy is solicited by the Board of Directors 2013 Annual Meeting of Stockholders

The stockholder(s) hereby appoint(s) Rob Cain and Seth Halio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adept Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. local time on November 20, 2013, at Adept’s corporate offices located at 5960 Inglewood Drive, Pleasanton, California 94588, and any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The undersigned stockholder(s) hereby revoke(s) all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders of Adept Technology, Inc.

Continued and to be signed on reverse side